EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


               Dated:  February 13, 2002


                                 ARTISAN INVESTMENT CORPORATION
                                   for itself and as general partner of
                                   ARTISAN PARTNERS LIMITED PARTNERSHIP

                                 By: /s/ Andrew A. Ziegler
                                 ---------------------------------
                                         Andrew A. Ziegler
                                         President


                                 ANDREW A. ZIEGLER

                                 /s/ Andrew A. Ziegler
                                 ---------------------------------------

                                 CARLENE MURPHY ZIEGLER

                                 /s/ Carlene Murphy Ziegler
                                 ---------------------------------------

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